EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT
I, Joseph O. Evans, Chief Financial Officer of Chaparral Energy Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)
the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2018 (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	November 13, 2018
/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer and Executive Vice President